EXHIBIT 15

July 31, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated July 31, 2014 on our review of interim financial information of 3M Company and its subsidiaries for the three and six month periods ended June 30, 2014 and 2013 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2014 is incorporated by reference in its Registration Statement on Form S-8 (Registration Nos. 333-30689, 333-30691, 333-44760, 333-73192, 333-101727, 333-101751, 333-109282, 333-128251, 333-130150, 333-151039, 333-156626, 333-156627, 333-166908, 333-174562, 333-181269, and 333-181270) and Form S-3 (Registration Nos. 333-196003, 33-48089, 333-42660, and 333-109211).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP